UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

Chaparral Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Seventh Restated Credit Agreement

On October 31, 2006, we entered into a Seventh Restated Credit Agreement (the “Credit Agreement”), dated as of October 31, 2006, among Chaparral Energy, Inc., a Delaware corporation (“Chaparral” or “we”) as Parent and a Guarantor, Chaparral Energy, L.L.C., an Oklahoma limited liability company (“CELLC”), NorAm Petroleum, L.L.C., an Oklahoma limited liability company (“NorAm”), Chaparral Resources, L.L.C., an Oklahoma limited liability company (“Resources”), Triumph Tools & Supply, L.L.C., an Oklahoma limited liability company (“Tools”), Chaparral CO2, L.L.C., an Oklahoma limited liability company (“Chaparral CO2”), CEI Acquisition, L.L.C., a Delaware limited liability company (“CEI Acquisition”), CEI Pipeline, L.L.C., a Texas limited liability company (“Pipeline”), Chaparral Real Estate, L.L.C., an Oklahoma limited liability company (“Real Estate”), Calumet Oil Company, an Oklahoma corporation (“Calumet”), JMG Oil & Gas, LP, an Oklahoma limited partnership (“JMG Oil & Gas”), and Chaparral Texas, L.P., an Oklahoma limited partnership (“Chaparral Texas” and, together with CELLC, NorAm, Resources, Tools, Chaparral CO2, CEI Acquisition, Pipeline, Real Estate, Calumet and JMG Oil & Gas, collectively, “Borrowers” and each individually, a “Borrower”), each of the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), Fortis Capital Corp. and The Royal Bank of Scotland plc, as syndication agents and Bank of America, N.A. and Bank of Scotland, as documentation agents. The Credit Agreement replaced our existing Sixth Restated Credit Agreement dated as of June 22, 2005, as amended.

The Credit Agreement provides for a $750,000,000 maximum commitment amount, is secured by our oil and gas properties and matures on October 31, 2010. Obligations under the Credit Agreement are also secured by pledges by Chaparral and each of the Borrowers of equity interests in other subsidiaries owned by them, excluding certain specified entities. Availability under our Credit Agreement is subject to a borrowing base, which is initially $750,000,000 and which is set by the banks semi-annually on May 1 and November 1 of each year, and a conforming borrowing base, which is initially $650,000,000. In addition, the banks may request a borrowing base and a conforming borrowing base redetermination once every six months. Also, on February 1, 2007, the borrowing base and the conforming borrowing base will each reduce to $700,000,000 and $630,000,000 (less certain further reductions in the event that permitted additional bond debt has been issued), respectively, and on May 1, 2007, the borrowing base and the conforming borrowing base will each reduce to $610,000,000 (less certain further reductions in the event that permitted additional bond debt has been issued). If the outstanding borrowings under our Credit Agreement were to exceed the borrowing base as a result of a redetermination, we would be required to eliminate this excess. Within 10 days after receiving notice of the new borrowing base, we would be required to make an election: (1) to repay a portion of our bank borrowings in the amount of the excess either in a lump sum within 30 days or in equal monthly installments over a six-month period, (2) to submit within 90 days additional oil and gas properties we own for consideration in connection with the determination of the borrowing base sufficient to eliminate the excess or (3) to eliminate the excess through a combination of repayments and the submission of additional oil and gas properties within 90 days.

At September 30, 2006 we had an outstanding balance of $201,000,000 under our prior Sixth Restated Credit Agreement, and the borrowing base was $250.0 million. As of October 31, 2006, upon the completion of the Calumet acquisition and the entry into the Credit Agreement, we had $629,000,000 outstanding under our Credit Agreement.

Borrowings under our Credit Agreement are made, at our option, as either Eurodollar loans or Alternate Base Rate, or ABR, loans. At October 31, 2006, $114,000,000 of our borrowings were Eurodollar loans and $515,000,000 were Alternate Base Rate loans. Effective November 3, 2006, all of our borrowings were Eurodollar loans.

Interest on Eurodollar loans is computed at LIBOR, defined as the rate applicable to dollar deposits in the London interbank market with a maturity comparable to the interest period (one, two, three or six months, selected by us) times a Statutory Reserve Rate multiplier, as defined in the agreement, plus a margin where the margin varies from 1.25% to 2.50% depending on the utilization percentage of the conforming borrowing base. At October 31, 2006, the LIBOR rate was 5.32%, the Statutory Reserve Rate multiplier was 100% and the applicable margin and commitment fee together were 2.51% resulting in an effective interest rate of 7.83% for Eurodollar borrowings. Interest payments on Eurodollar borrowings are due the last day of the interest period, if shorter than three months or every three months.

Interest on the ABR loans is computed as the greater of (1) the Prime Rate, as defined in our Credit Agreement, or (2) the Federal Funds Effective Rate plus 1/2 of 1%; plus a margin where the margin varies from 0.00% to 1.00% depending on the utilization percentage of the borrowing base. At October 31, 2006 the applicable rate was 8.25% and the applicable margin was 0.50% resulting in an effective interest rate of 8.75% for ABR borrowings. Interest payments on ABR borrowings are due the last day of each March, June, September and December

Commitment fees of 0.25% to 0.50% accrue on the unused portion of the borrowing base amount, depending on the utilization percentage, and are included as a component of interest expense. We have the right to make prepayments of the borrowings at any time without penalty or premium.

Our Credit Agreement contains restrictive covenants that may limit our ability, among other things, to:

•	incur additional indebtedness;

•	create or incur additional liens on our oil and gas properties;

•	pay dividends in cash or other property, redeem our capital stock or prepay certain indebtedness;

•	make investments in or loans to others;

•	change our line of business;

•	enter into operating leases;

•	merge or consolidate with another person, or lease or sell all or substantially all of our assets;

•	sell, farm-out or otherwise transfer property containing proved reserves that constitutes more than 5% of our borrowing base;

•	enter into transactions with affiliates;

•	issue preferred stock;

•	enter into negative pledge agreements or agreements restricting the ability of our subsidiaries to pay dividends;

•	enter into certain swap agreements; and

•	amend, modify or waive under our permitted bond documents (i) any covenants that would make the terms materially more onerous to us or (ii) certain other provisions.

The Credit Agreement also requires us to maintain a Current Ratio, as defined in our Credit Agreement, of not less than 1.0, and a Consolidated Total Debt to Consolidated EBITDAX Ratio, as defined in our Credit Agreement, of not greater than:

•	5.00 to 1.0. for the annualized period commencing on January 1, 2007 and ending on the last day of the fiscal quarter ending on March 31, 2007;

•	4.75 to 1.0 for the annualized period commencing on January 1, 2007 and ending on the last day of the fiscal quarter ending on June 30, 2007;

•	4.50 to 1.0 for the annualized period commencing on January 1, 2007 and ending on the last day of the fiscal quarter ending on September 30, 2007;

•	4.25 to 1.0 for the four (4) consecutive fiscal quarters ending on December 31, 2007; and

•	4.00 to 1.0 for the four (4) consecutive fiscal quarters ending on March 31, 2008 and for each period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter thereafter.

We believe we are in compliance with all covenants under the Credit Agreement as of October 31, 2006.

The Credit Agreement also specifies events of default, including:

•	our failure to pay principal or interest under the Credit Agreement when due and payable;

•	our representations or warranties proving to be incorrect, in any material respect, when made or deemed made;

•	our failure to observe or perform certain covenants, conditions or agreements under the Credit Agreement;

•	our failure to make payments on certain other material indebtedness when due and payable;

•	the occurrence of any event or condition that requires the redemption or repayment of, or an offer to redeem or repay, certain other material indebtedness prior to its scheduled maturity;

•	the commencement of an involuntary proceeding seeking liquidation, reorganization or other relief, or the appointment of a receiver, trustee, custodian or other similar official for us or our subsidiaries, and the proceeding or petition continues undismissed for 60 days or an order approving the foregoing is entered;

•	our inability, admission or failure generally to pay our debts as they become due;

•	the entry of a final, non-appealable judgment for the payment of money in excess of $5 million;

•	a Change of Control (as defined in the Credit Agreement); and

•	the occurrence of a default under any permitted bond document, which such default continues unremedied or is not waived prior to the expiration of any applicable grace or cure under any permitted bond document.

Second Supplemental Indenture

On October 31, 2006, we entered into a Second Supplemental Indenture to that certain Indenture, dated as of December 1, 2005 (as amended and supplemented, the “Indenture”), among Chaparral, as Issuer, the Guarantors party thereto (the “Existing Guarantors”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) relating to Chaparral’s $325.0 million aggregate principal amount of 8 1/2% Senior Notes due 2015. The Second Supplemental Indenture was entered into among Chaparral, as Issuer, the Existing Guarantors, Calumet Oil Company, an Oklahoma corporation (“Calumet”), JMG Oil & Gas, LP, an Oklahoma limited partnership (“JMG Oil & Gas”), and CEI Pipeline, L.L.C., a Texas limited liability company (“CEI Pipeline”), as Guarantors, and the Trustee, for the purpose of adding Calumet, JMG Oil & Gas and CEI Pipeline as Subsidiary Guarantors under the Indenture. Each of the Guarantors is a direct or indirect wholly owned subsidiary of Chaparral. The Second Supplemental Indenture is attached as an exhibit hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2006, Chaparral closed the acquisition of Calumet, JMG Oil & Gas, and J.M. Graves L.L.C., an Oklahoma limited liability company and general partner of JMG Oil & Gas (the “General Partner”), pursuant to the Securities Purchase Agreement, dated as of September 16, 2006, among Chaparral, Calumet, JMG Oil & Gas, the General Partner, and John Milton Graves Trust, J.M. Graves L.L.C., E. Ann Graves, John Graves and Michael L. Graves as the sellers party thereto (collectively, the “Sellers”) (such agreement as amended by a First Amendment dated as of October 31, 2006, the “Purchase Agreement”). Pursuant to the Purchase Agreement, Chaparral acquired from the Sellers all of the outstanding capital stock of Calumet, all of the limited partnership interests in JMG Oil & Gas and all of the membership interests in the General Partner for an amended aggregate purchase price of $500 million, including amounts placed in escrow to cure potential title defects. Potential adjustments to the aggregate purchase price include an upward adjustment in the event that certain tax elections are made, up to a maximum adjustment of $17 million. The assets of Calumet and JMG Oil & Gas consisted primarily of oil and gas properties and related equipment.

The purchase price paid to the Sellers was paid in cash and was financed through Chaparral’s newly arranged $750 million four-year senior secured credit facility with a bank group led by JPMorgan Chase Bank, N.A. and from the $102 million in proceeds received by Chaparral in connection with the closing of the Common Stock Purchase Agreement with Chesapeake Energy Corporation on September 29, 2006. The Securities Purchase Agreement and the First Amendment to the Securities Purchase Agreement are attached as exhibits hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 6, 2006, we issued a press release related to the closing of the Calumet acquisition. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements required by this item for the acquisition described in Item 2.01 will be filed by amendment not later than 71 calendar days after the date of this initial report on Form 8-K must be filed.

(b) Pro forma financial information.

Pro forma financial information relative to the acquired business described in Item 2.01 that is required by this item will be filed by amendment not later than 71 calendar days after the date of this initial report on Form 8-K must be filed.

(d) Exhibits.

4.1	Second Supplemental Indenture dated as of October 31, 2006 to Indenture dated as of December 1, 2005 among Chaparral Energy, Inc., as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

10.1	Seventh Restated Credit Agreement, dated as of October 31, 2006, by and among Chaparral Energy, Inc., Chaparral Energy, L.L.C., in its capacity as Borrower Representative for the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the Lenders named therein

10.2	Securities Purchase Agreement, dated as of September 16, 2006, by and among Chaparral Energy, Inc., Calumet Oil Company, JMG Oil & Gas, L.P., J.M. Graves L.L.C. and each of the Sellers party thereto

10.3	First Amendment to Securities Purchase Agreement, dated as of October 31, 2006, by and among Chaparral Energy, Inc., Calumet Oil Company, JMG Oil & Gas, L.P., J.M. Graves L.L.C. and each of the Sellers party thereto

99.1	Chaparral Energy, Inc. press release dated November 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chaparral Energy, Inc.

Date: November 6, 2006	By:	/s/ Joseph O. Evans
Joseph O. Evans
Chief Financial Officer and
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Supplemental Indenture dated as of October 31, 2006 to Indenture dated as of December 1, 2005 among Chaparral Energy, Inc., as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

10.1	Seventh Restated Credit Agreement, dated as of October 31, 2006, by and among Chaparral Energy, Inc., Chaparral Energy, L.L.C., in its capacity as Borrower Representative for the Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the Lenders named therein

10.2	Securities Purchase Agreement, dated as of September 16, 2006, by and among Chaparral Energy, Inc., Calumet Oil Company, JMG Oil & Gas, L.P., J.M. Graves L.L.C. and each of the Sellers party thereto

10.3	First Amendment to Securities Purchase Agreement, dated as of October 31, 2006, by and among Chaparral Energy, Inc., Calumet Oil Company, JMG Oil & Gas, L.P., J.M. Graves L.L.C. and each of the Sellers party thereto

99.1	Chaparral Energy, Inc. press release dated November 6, 2006